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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2009	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

            Cubic Corporation's 2009 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 24, 2009, at 11:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

            The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

            The Corporation's 2008 Annual Report is enclosed.

Sincerely yours,

Walter J. Zable Chairman of the Board
January 14, 2009

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

            The 2009 Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 24, 2009, at 11:30 a.m. Pacific Standard Time, for the following purposes:

    1.
    To elect nine Directors for the ensuing year;

    2.
    To confirm the appointment of Ernst & Young LLP as auditors of the Corporation for fiscal year 2009; and

    3.
    To transact such other business as may properly come before the meeting.

            Only shareholders of record at the close of business on December 26, 2008 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William L. Hoese Secretary
San Diego, California January 14, 2009

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

            We encourage your personal attendance.

            Proxies in the form enclosed and/or as shown at www.proxyvote.com are solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 24, 2009. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

            A quorum of shareholders is required. A quorum exists if a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement.

            26,727,487 shares of our Common Stock were outstanding at December 26, 2008, which is the record date for voting.

            Each holder of common shares is entitled to one vote for each share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes count to determine a quorum but otherwise have no effect and are not counted towards the vote total for any proposal. Proxies without authority to vote will also not be counted in votes cast.

            The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is January 14, 2009.

ELECTION OF DIRECTORS

            Our Board of Directors has nine members who are to be elected by a plurality vote at the Annual Meeting, each to hold office for one year and until his successor is elected. The Nominating and Governance Committee has unanimously recommended the election of the nine Directors listed below. Five Directors are independent and four are executive employees of the Company. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the listed Directors, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the Board nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

            Each director nominee listed below as an "independent director" has been determined by the Board to have no business relationship with the Company and receive only an ordinary stipend for services on the Board and its Committees.

THE BOARD OF DIRECTORS

Charters

            The Company's Corporate Governance Guidelines and the Charters of the Audit and Compliance Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee, the Ethical Conduct Policies and the Conflicts of Interest Policy are all available on our website: cubic.com/corp1/invest/governance. Copies of these documents will also be delivered by mail to any shareholder submitting a written request to the Corporate Secretary.

Compensation

            Non-management Directors are each paid an annual retainer of $22,000 and fees of $2,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. The Chairman of the Audit Committee receives an additional $10,000 per year for his service in this position. Non-management directors participate in the Corporation's Stock Option Plan and each has been granted options to purchase 4,500 shares of common stock at the closing market price the day after the grant. Employee-directors receive no additional compensation for their service as Directors. All Directors are reimbursed for travel expenses.

Meetings

            The Board of Directors encourages its members to attend the Annual Meeting of Shareholders. The 2008 annual meeting was attended by all incumbent directors.

            The Board of Directors met five times last fiscal year. Each of the incumbent Directors attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by all Board Committees on which he served except Robert T. Monagan who was unable to attend two Board meetings and one Audit Committee meeting because of ill health.

            Independent directors meet without management present at the conclusion of each regular Audit Committee meeting. The chair of the Audit Committee, Mr. Blakley, chairs this session.

            THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

Directors

            Walter J. Zable, 93, Director since 1951.    Chairman of the Board, President and Chief Executive Officer and Chairman of the Executive Committee since 1951.

            Walter C. Zable, 62, Director since 1976.    Vice Chairman of the Board, Member of the Executive Committee, and Vice President since 1976. Chairman of the Board of Cubic Transportation Systems, Inc., a wholly-owned subsidiary, since 2003. Prior thereto he held a variety of management positions in the Corporation. He is the son of Walter J. Zable.

            Bruce G. Blakley, CPA, 63, Director since February, 2008.    Independent director. He is chair of the Audit and Compliance Committee and is our Audit Committee Financial Expert. Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner of the San Diego office of the national accounting firm Coopers & Lybrand (PriceWaterhouseCoopers since 1998). He was employed there for 32 years until his retirement in 2005. In 2007 he completed two years of service as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets. He has also been chair of its Finance, Audit and Executive Committees, and a director for 12 years.

            William W. Boyle, MBA, 74, Director since 1995.    Senior Vice President. Since 1983 he has been Cubic's Chief Financial Officer. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

            Raymond L. deKozan, 72, Director since 2002.    Senior Group Vice President. Vice President from 1982 to 2004. From 1973 to 1981 he was Vice President, and from 1981 to 2003 was Chairman of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. He has been Chairman of Cubic Transportations Systems, Ltd., the Corporation's U.K. transit company since 1980. Mr. deKozan has performed various management functions for the Corporation or its subsidiaries since joining the Corporation in 1960.

            Edwin A. Guiles, 59, Director since 2008.    Independent director. Member of the Audit and Compliance Committee since 2008. He is Executive Vice President—Corporate Development of Sempra Energy. From 2000 to 2006 Mr. Guiles was Chairman and CEO of Sempra Energy's utilities San Diego Gas & Electric Company and Southern California Gas Company. He has held a variety of management positions since joining SDG&E in 1972. Since 2008, he has also been a director of the California Water Service Group.

            Raymond E. Peet, 87, Director since 1987.    Independent director. Member of the Audit and Compliance and Executive Compensation Committees. Retired Vice Admiral, United States Navy. Active duty in the United States Navy from 1939 to 1974. Chairman of San Diego Dialogue (1997 to 2002) and Member (1982 to 1996) of the Board of Consultants to the Controller General of the United States. Chairman of the Price REIT from 1994 to 1996 and Chairman of its Audit Committee from 1991 to 1996.

            Robert S. Sullivan, PhD, 64, Director since 2004.    Lead independent director. Chairman of the Executive Compensation Committee and member of the Audit and Compliance Committee. Since 2003 he has been Dean, Rady School of Management, University of California, San Diego. From 1998 through 2002 he was Dean, Kenan-Flagler Business School, University of North Carolina, Chapel Hill. Between 1976 and 1998 Dr. Sullivan served in a variety of senior positions at the University of Texas and at Carnegie Mellon University. He was a Director of Stewart and Stevenson Services, Inc. from 1992 to 2006 when it was acquired and became a subsidiary of Armor Holdings. Prior to its acquisition this company was a designer and manufacturer of tactical vehicle systems. At that time it employed 1,245 people and its fiscal 2006 sales exceeded $726 million.

            John H. Warner, Jr., PhD, 67, Director since 2007.    Independent director. Member of the Audit and Compliance Committee and Chairman of the Nominating and Governance Committee. Retired in June, 2007 from Science Applications International Corporation where he was a director for 18 years and Executive Vice President and Chief Administrative Officer, having begun employment there in 1973.

Communications with Directors

            Any security holder may communicate in writing by mail at any time with the whole board, the independent directors or any individual director addressed to "Board of Directors" or "Independent Directors" or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123 or by e-mail to William.Hoese@Cubic.com. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

PRINCIPAL OFFICERS

            In addition to the Directors who are principal officers, the following also serve:

            Mark A. Harrison, CPA, 51.    Vice President and Corporate Controller since 2004 and Vice President-Financial Planning and Accounting from 2000 to 2004. From 1991 to 2000 Mr. Harrison was Assistant Corporate Controller and Director of Financial Planning of Cubic and since 1983 he has held a variety of financial positions with the Corporation. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

            William L. Hoese, JD, 71.    Vice President, Corporate Secretary and General Counsel since July 2005; Assistant General Counsel and Corporate Secretary from 2003 to 2005. From 1994 through 2001 Mr. Hoese was Senior Vice President and General Counsel of American Tool Companies, Inc., a manufacturer of hand tools and power tool accessories. From 1966 through 1994 he was a partner in the San Diego law firm of Luce, Forward, Hamilton & Scripps, LLP. From 1995 to 2005 he was a Director and Member of the Audit Committee of Nitches, Inc., a manufacturer and wholesaler of women's garments.

            Daniel A. Jacobsen, CPA, MBA, 57.    Vice President—Ethics & Compliance since July, 2006. Vice President—Audit from 2003 to 2006. Mr. Jacobsen has held a variety of financial and management positions with the Corporation and its subsidiaries since 1981. From 1977 to 1981 he was a Supervising Auditor with Ernst & Young.

            Bernard A. Kulchin, 77.    Vice President—Human Resources since 1999. From 1971 to 1991 Mr. Kulchin was Vice President of Human Resources for the San Diego Division of General Dynamics Corporation and from 1991 through 1999 was a Human Resources consultant.

            John A. Minteer, MBA, 57.    Vice President—Information Technologies since 2002. He was Director of Information Technologies from 2000 to 2002 and from 1994 to 2000 was Manager, Systems Integration.

            Gregory L. Tanner, MBA, 50.    Treasurer. He was Assistant Treasurer from 1998 to 2007 and joined our Treasury Department in 1990.

            John D. Thomas, CPA, MBA, 55.    Vice President Finance and Corporate Development. He has held a variety of financial management positions with the Corporation since 1980.

 BOARD COMMITTEES

Audit and Compliance Committee

            In fiscal year 2008 all non-management directors, except Mr. Monagan, were members of this Committee, which met six times during the fiscal year. Dr. Warner joined the Committee in November, 2007, Mr. Blakley joined in February, 2008 and Mr. Guiles in October, 2008. Each member is independent as defined under Rule 303A.02 of the New York Stock Exchange Listed Company Manual and is financially literate. Bruce G. Blakley is our Audit Committee Financial Expert and has extensive accounting experience.

            The Committee oversees the Corporation's financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It resolves any disputes between management and the auditors. It pre-approves all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews their periodic reports. The Committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

Report of the Audit and Compliance Committee

            The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

            The Committee selected Ernst & Young LLP as the independent auditors of the Corporation for fiscal year 2008. The Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Corporation for the fiscal year ended September 30, 2008. The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61 and has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

            Based on its review of the audited financial statements for fiscal year 2008 and its discussions with management and the independent auditors, the Committee recommended to the Corporation's Board of Directors that the 2008 audited financial statements be included in the Corporation's Annual Report on SEC Form 10-K.

/s/ Bruce G. Blakley, Chairman	/s/ Raymond E. Peet
/s/ Dr. Robert S. Sullivan	/s/ Dr. John H. Warner, Jr.

Executive Compensation Committee

            The Committee members are Dr. Robert S. Sullivan, Chairman, Bruce G. Blakley and Raymond E. Peet. The Committee met three times during fiscal 2008. Each of the members of the Committee is independent as defined under Section 303A.05 of the New York Stock Exchange Listed Company Manual.

            During the fiscal year, no executive officer served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

Report, Discussion and Analysis

            The following Report, Discussion and Analysis is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

    Introduction

            The Committee receives recommendations from the Chief Executive Officer regarding salary and bonus compensation for all elected corporate principal officers and for the senior officers of its major business units. It evaluates these compensation elements annually and approves them, or makes alternative recommendations to the CEO. It receives input from the CEO on his salary and bonus expectations and acts independently to set such amounts. If relatives of any director or elected corporate principal officer are also employees of the Company or any subsidiary making more than $120,000 in base salary, the Committee also reviews salary and bonus recommendations for such individuals. The Committee reviews available data with the Senior Vice President—Chief Financial Officer and the Vice President—Human Resources. This Report has been discussed with the Board of Directors and some senior executives.

            The Committee also acts on managements' recommendations for the total amount of the bonus pool and the total annual payment to the Profit Sharing Plan. The total of these amounts do not significantly fluctuate from year-to-year.

            The Committee has no role in consideration of equity-related awards since the Company does not offer sponsored equity arrangements. It evaluates and approves all awards under the Company's Transition Protection Plan, discussed later herein. The few additional perquisites offered to senior executives are modest and are not considered by the Committee to be material elements of individual compensation. These include annual physical examinations, reduced-premium term life insurance, an auto allowance, limited personal air travel, and for Walter J. Zable an annual amount for personal estate planning services. Pension benefits, 401(k) matching payments and Profit Sharing Plan participations are equally available to all eligible employees.

    Analysis

            In order to attract, retain and motivate senior executives, most of our compensation evaluation focus is on the salary and bonus practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience. We do this to be fair within the organization and to our stockholders, and to remain competitive. We have occasionally used formula-based bonus arrangements, but in the last few years most executive bonus payments have been subjective. We may periodically return to formula bonus provisions.

            The specific amounts to be awarded are annually tested against market data provided by three independent consulting firms having both a regional and national focus. These surveys include data from approximately 370 companies. We do not instruct the providers of this data to significantly vary their reports from a standard format. Our objective is to obtain data from a broad spectrum of technology and defense companies and also from public companies of similar size in sales. Historical compensation for the individual is also considered. Most annual executive salary adjustments are modest and in line with cost of living considerations. Annual bonus payments usually comprise less than 30% of total compensation for principal officers.

            Our Transition Protection Plan assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss following a change of control. Awards to date, which result in plan participation, are for payment of five-year average compensation, and certain fringe benefits, for up to 24 months following a change of control. The 24-month period was selected to remain comfortably below the range at which onerous taxation would occur.

/s/ Dr. Robert S. Sullivan, Chairman	/s/ Bruce G. Blakley	/s/ Raymond E. Peet

Nominating and Corporate Governance Committee

            Cubic Corporation has had a Nominating Committee, consisting of two independent directors, since 1991. The duties of this Committee were expanded in August, 2008 to include Corporate Governance. The fiscal 2008 members of the Committee were Dr. John H. Warner, Jr., Chairman and Dr. Robert S. Sullivan. The Committee held three meetings during fiscal 2008. The Committee has received one shareholder expression of interest to serve as a director in the last 10 years but this individual did not appear to have appropriate background and experience. The Board consists of nine directors, five of whom are independent. The Committee's policy is to consider recommendations of the security holders which are received by the Corporate Secretary at least 120 days prior to one year from the date of the previous annual meeting of shareholders. Recommendations of candidates who have at least 20 years of management and defense or transportation industry experience with a company with sales of at least 75% of that of the Corporation, or who could bring appropriate diversity to the Board, or who possess other relevant qualifications (for example finance and accounting, marketing) would be preferred. If a vacancy in the Board occurs, the Committee seeks recommendations from the Board and senior management personnel. The Committee will also review any security holder recommendations on file. It screens and personally interviews appropriate candidates. Selected candidates may meet with additional Board members, certain members of management and the Chairman of the Board. The Committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

/s/ Dr. John H. Warner, Jr., Chairman	/s/ Dr. Robert S. Sullivan

 OWNERSHIP OF COMMON STOCK

            The following shareholders were beneficial owners of more than 5% of the Corporation's outstanding Common Stock at December 10, 2008 (after deduction of Treasury Shares):

Name and Address	Amount Beneficially Owned		Percent Owned
Walter J. Zable P. O. Box 1525 Rancho Santa Fe California 92067	10,659,891	(3)	40.00%
Wellington Management, LLP 75 State Street Boston, Massachusetts 02109	2,308,015	(7)	9.00%

            The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as at December 10, 2008. Where such number of shares exceeds 1% outstanding on such date the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name	Amount Beneficially Owned Directly or Indirectly(1)
Walter J. Zable (40.0%)(2)	10,659,891	(3)
Walter C. Zable (1.6%)	406,907	(4)
Bruce G. Blakley	0
William W. Boyle	1,800
Raymond L. deKozan	792
Edwin A. Guiles	0
Raymond E. Peet(5)	36,965
Robert S. Sullivan(6)	4,500
John H. Warner, Jr(6)	1,219
All Officers and Directors as a Group (15 persons) (42%)	11,115,072

(1)
All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

(2)
By virtue of his beneficial share ownership, Walter J. Zable may be deemed to be a "Control" person of the Corporation as that term is defined in the Securities Exchange Act of 1934.

(3)
Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)
A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)
Includes an option to purchase 4,500 shares of Common Stock.

(6)
Vested options to purchase Common Stock.

(7)
The Company has been advised in a SEC 13F filing for the period ended September 30, 2008 of this ownership. Wellington Management Company, LLP is an independent investment advisor.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

            The following tables set forth new information required by Regulations of the Securities and Exchange Commission for all public companies.

Summary Compensation Table(1)

Name and Principal Position(2)	Fiscal Year	Salary $	Bonus $	Change in Actuarial Pension Present Value(3)	All Other Compensation $(4)	Total $
Walter J. Zable CEO	2008 2007	686,400 686,400	250,000 250,000	— —	103,770 125,911	1,040,170 1,062,311
William W. Boyle Sr. VP & CFO	2008 2007	520,000 500,000	170,000 170,000	— —	30,825 34,760	720,825 704,760
Raymond L. deKozan Sr. Group VP	2008 2007	437,800 420,000	160,000 110,000	— —	27,525 29,545	625,325 559,545
Walter C. Zable Vice President	2008 2007	400,000 400,000	95,000 95,000	— —	43,079 30,395	538,079 525,395
John D. Thomas VP—Finance & Corp. Dev.	2008	315,000	140,000	—	34,798	489,798

(1)
The Company has not had, in the period covered, awards of stock, stock options or non-equity incentive plan compensation except to independent directors.

(2)
None of these executives have an employment arrangement with the Company. Refer to the Report of the Compensation Committee, and the sections "Potential Payments Upon Termination or Retirement—General" and "Potential Payments Upon Change-in-Control", elsewhere herein. There is no formula relationship between the salary and bonus amounts.

(3)
Changes are all negative because of increased ages and the fact that the Plan was frozen at January 1, 2007. See "Pension Benefits" herein.

(4)
See following table for detail.

 All Other Compensation—Detail

Name & Position	Year	Life Insurance Premiums(1) $	Profit Sharing and 401(k) Match(2) $	Car Allowance / Value of Lease Payments $	Personal Travel(3) $	Other $		Total $
Walter J. Zable CEO	2008 2007	— 1,881	19,125 18,700	18,400 20,496	— 15,079	66,245 69,755	(4) (4)	103,770 125,911
William W. Boyle CFO	2008 2007	— 2,445	26,025 25,335	4,800 6,980	— —	— —		30,825 34,760
Raymond L. deKozan Sr. Group VP	2008 2007	— 2,445	19,125 18,700	8,400 8,400	— —	— —		27,525 29,545
Walter C. Zable Vice President	2008 2007	4,018 1,205	19,125 18,700	8,685 9,262	10,279 —	note —	(5)	43,079 30,395
John D. Thomas VP—Finance & Corp. Dev.	2008	1,400	26,198	7,200	—	—		34,798

(1)
Optional executive life insurance premiums.

(2)
Includes Company portion of 401(k) and Profit Sharing Plan contributions provided to all eligible employees.

(3)
Value of travel on Company aircraft.

(4)
For 2007 includes a required pension payment of $52,958 (required by IRS rules); see table below, $10,000 for estate planning services and a club membership. For 2008 includes a required pension payment of $52,958, $6,650 for estate planning services and a club membership.

(5)
Miscellaneous items under $1,300 per year.

 Pension Benefits
Cubic Corporation Pension Plan(1)

Name	Number of Years Credited Service	Present Value of Accumulated Benefit Under Life Annuity Election $	Payment During Last Fiscal Year $
Walter J. Zable(2) CEO	58	169,794	52,958
William W. Boyle CFO	25	263,030	—
Raymond L. deKozan Sr. Group VP	47	334,566	—
Walter C. Zable Vice President	45	395,917	—
John D. Thomas VP—Finance & Corp. Dev.	28	261,450	—

(1)
This Plan was frozen as of December 31, 2006; no additional benefits accrue after that date. The purpose of this Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for eligible full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any eligible employee who (i) has attained age 65, or (ii) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4ths of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected, e.g. a life annuity or a joint and 50% survivor annuity. The present value of the accumulated benefit is determined by the projected unit credit method. The interest rate used for computing present value was 7.4% and includes the following material assumptions: (a) retirement age is at present actual age, (b) retirement at September 30, 2008, (c) mortality taken from RP 2000 with projection to 2015. Plan contributions are distributed among various funds held by an insurance company.

(2)
Mr. Zable received $52,958 under this Plan in FY2008 which was required by IRS rules.

 Nonqualified Deferred Compensation(1)

Name(2)	Aggregate Plan Earnings in last FY $	Aggregate Plan Balance at last FYE $
William W. Boyle CFO	9,434	188,958
Raymond L. deKozan Sr. Group VP	73,806	1,478,228
John D. Thomas VP—Finance & Corp. Dev.	29,313	599,134

(1)
Mr. Thomas contributed $30,000 to the Nonqualified Deferred Compensation Plan in FY2008. The amounts shown have been deferred (and not presently taxed) under our Deferred Compensation Plan. The Plan permits selected key employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus. These amounts are a general debt of the Company. The amounts earn interest at rates periodically set by the Secretary of the United States Treasury. The rate at the end of the current fiscal year was 5.125%. The Company makes no contribution to this Plan. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 5, 10, 15 or 20 years. Annual revision of the selected payment method is regulated by IRS guidelines.

(2)
Walter J. Zable and Walter C. Zable have not participated in this Plan.

Potential Payments Upon Termination

General Policy: Severance Without Cause

            The Company has a severance policy applicable to many of its U.S.-based employees, including the named executive officers. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12-months of employment, and payment of medical and dental coverage under COBRA for up to 12 months. Outplacement consultation may be provided at the Company's discretion. In individual circumstances, a named executive officer may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits.

            This chart shows, as of the end of the most recent fiscal year, the lump-sum severance payment, number of months of COBRA coverage and the approximate cost of that coverage, should a named executive officer be terminated by the Company without cause. Other than COBRA payments, this is in addition to any "Potential Payments Upon Change-in-Control", described below. Walter J. Zable does not participate.

	Lump Sum Payment
			Number of months of COBRA Paid	Cost of COBRA payment $
Name	# Weeks	$ Total
William W. Boyle CFO	25	250,000	12	18,735
Raymond L. deKozan Sr. Group VP	47	394,800	12	11,703
Walter C. Zable Vice President	45	346,154	12	17,412
John D. Thomas VP—Finance & Corp. Dev.	28	169,615	12	17,412

Potential Payments Upon Change-in-Control—Transition Protection Plan

            The Company has adopted a Transition Protection Plan (the "Protection Plan"). The Protection Plan is intended to be made available upon specific approval of the individual by the CEO and the Executive Compensation Committee. It is intended to benefit principal officers and may be offered to other selected key personnel who are not principal officers. If there is any change of control of the Company (defined to include the acquisition by an unrelated party of sufficient shares of the Company to elect a majority of its Board of Directors), and within 12 months before or 24 months after such event a subject's employment terminates without good cause (as defined), or the subject executive resigns for good reason (as defined), then the Company would be obligated (a) to pay such person a monthly amount for 24 months computed as the immediately previous five fiscal years' monthly average of salary and bonus and (b) to continue for 18 months welfare plans in which such executive participated. Miscellaneous additional benefits, including outplacement service may also be provided. The Protection Plan is Exhibit 10.2 to our SEC form 10-K filed for the fiscal year ended September 30, 2007.

            A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; or a merger resulting in a substantial change in the directors; and certain other events.

            A termination "without good cause" occurs when there is any involuntary termination of employment without a willful and continued failure of the employee to perform substantially his duties, or his gross negligence or breach of fiduciary duty involving personal profit (etc.) or his conviction or plea of no contest or guilty to state or federal felony criminal laws.

            A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his base-salary is reduced, his bonus participation opportunity is reduced by more than 50%, his job location is substantially changed, or the Company materially breaches the Protection Plan.

            Following termination, to receive monthly payments the executive must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

            The welfare plans in which the executive would continue to participate are health insurance (COBRA), dental and vision insurance, and group term life insurance, each to the extent to which the executive participated prior to termination.

            In most cases, the entity making the payments would be the successor to Cubic Corporation.

 Change-in-Control Benefit Table

Name(1)(2)	FY2008 five-year annual average salary & bonus $	Total cash benefit paid if change- in-control occurred on September 30, 2008 $	Outplacement Benefit $	Cash value of COBRA and insurance benefits $
William W. Boyle CFO	687,091	1,374,182	7,500	28,103
Raymond L. deKozan Sr. Group VP	565,372	1,130,744	7,500	17,554
Walter C. Zable Vice President	521,350	1,042,700	7,500	26,119
John D. Thomas VP—Finance & Corp. Dev.	415,596	831,192	7,500	26,119

(1)
Walter J. Zable does not participate.

(2)
In unusual cases moving of household goods may also be reimbursed. Such amounts cannot be determined at this time.

Independent Director Compensation
Fiscal Year 2008

		Option Information
Name(1)	Fees Earned FY2008 ($)(2)	Grant Date $ fmv per share, adjusted for stock split(3)	Grant Date	Number of Options Outstanding at Fiscal Year End
Bruce G. Blakley (Chair, Audit Committee)	30,667	27.70	2/26/08	4,500	(4)
Robert T. Monagan(5)	32,000	9.79	2/27/01	4,500
Raymond E. Peet	40,000	9.79	2/27/01	4,500
Robert S. Sullivan	41,000	25.10	11/16/04	4,500
John H. Warner, Jr.	36,190	40.09	11/15/07	4,500	(4)

            For the above options the Company recognized no expense for financial statement reporting purposes for this fiscal year because the amount is not material.

(1)
Employee directors receive no additional compensation for such service and are not included in this table.

(2)
Each non-employee director is paid an annual retainer of $22,000 and $2,000 for attendance at each board meeting and $1,000 for attendance at each committee meeting. The Chair of the Audit Committee receives an additional annual retainer of $10,000.

(3)
Computed in accordance with Financial Accounting Standard 123R.

(4)
Unvested at FYE.

(5)
Mr. Monagan retired as a director on October 13, 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

            The following table provides certain information with respect to all of the Corporation's equity compensation plans in effect as of the end of the 2008 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION
as at September 30, 2008

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	22,500	$22.49	4,477,500
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	22,500		4,477,500

CERTAIN TRANSACTIONS AND RELATIONSHIPS

            Walter J. Zable's daughter, Karen Cox, received a $59,675 salary and other compensation, and an entity owned by Mrs. Cox and her husband received $60,000, for public relations services during the fiscal year. The employment and compensation of Mr. Zable's son, Walter C. Zable, is noted elsewhere herein.

            Director Raymond L. deKozan's son, David deKozan, received salary and other compensation of $262,175 during the fiscal year. David deKozan is Vice President-Business Development with Cubic Transportation Systems, Inc., a wholly-owned subsidiary.

            Anne Minteer, spouse of principal officer John A. Minteer, is a long term senior lawyer at the Company. Mrs. Minteer's salary and other compensation during the fiscal year was $243,965.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Based solely on a review of SEC Forms 3 and 4 and amendments thereto, furnished to the Corporation during fiscal year 2008, Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and written representations received from our directors and officers, no Director, Officer or beneficial owner of more than 10% of the Common Stock of the Corporation failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

 CONFIRMATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

            Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2009. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Audit Fees

            The aggregate fees billed in fiscal years 2008 and 2007, respectively, for professional services rendered by Ernst & Young LLP for the Audit of the Corporation's annual financial statements and internal controls and the review of financial statements included in the Corporation's SEC Form 10-Q were: $1,466,000 and $1,426,000.

Audit-Related Fees

            The aggregate fees billed in fiscal years 2008 and 2007, respectively, for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or financial statement review which are not reported under "Audit Fees" above were $239,700 and $64,800. These fees included statutory audits of foreign subsidiaries, accounting consultation and employee benefit plan audits.

Tax Fees

            The aggregate fees billed in fiscal years 2008 and 2007, respectively, for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning were $22,600 and $26,600. These fees were primarily for statutory foreign annual tax returns and compliance.

All Other Fees

            No other fees were billed in fiscal 2008 or 2007.

Other Matters

            The Audit Committee has adopted policy and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. During fiscal years 2008 and 2007 the Audit Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

            Proposals of shareholders intended to be included in the Corporation's Proxy Statement and form of proxy relating to the Corporation's Annual Meeting of Shareholders expected to be held in February, 2010 must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 18, 2009.

OTHER MATTERS

            All shareholders of record at the close of business December 26, 2008, the record date for the determination of shareholders entitled to vote at the Annual Meeting, were sent a Notice on January 14, 2009 regarding the availability of proxy materials, the Annual Report and our SEC Form 10-K, which are available at www.proxyvote.com. You may vote on-line, by telephone or by mail. Please refer to the Notice. These materials are also available in hard copy without cost, upon your request to our Corporate Secretary.

            The expense of preparing, printing and mailing the Notice, proxy materials and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies. The Corporation will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

            Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

William L. Hoese Secretary
January 14, 2009

Annual Meeting Admission Ticket
Cubic Corporation
Annual Meeting of Shareholders
Tuesday, February 24, 2009
11:30 A.M. PST

Cubic Corporation Headquarters
9333 Balboa Avenue
San Diego, CA 92123

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2009 Notice and Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

CBICC2

CUBIC CORPORATION

The shareholder(s) hereby appoint Walter J. Zable and William W. Boyle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cubic Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 a.m. PST, on February 24, 2009, at 9333 Balboa Avenue, San Diego, California 92123, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CUBIC CORPORATION ATTN: INVESTOR RELATIONS P.O. BOX 85587 SAN DIEGO, CA 92186	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CBICC1                KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY

CUBIC CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.		☐	☐	☐
Vote on Directors
1.	Election of Directors

Nominees:
01) Walter J. Zable	06) Edwin A. Guiles
02) Walter C. Zable	07) Raymond E. Peet
03) Bruce G. Blakley	08) Dr. Robert S. Sullivan
04) William W. Boyle	09) Dr. John H. Warner, Jr.
05) Raymond L. deKozan

Vote on Proposal		For	Against	Abstain
2.	Confirm Ernst & Young LLP as independent public accountants of the Corporation for Fiscal Year 2009.	☐	☐	☐
3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)
For address changes and/or comments, please check this box and ☐ write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

PROXY STATEMENT
TABLE OF CONTENTS
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS
PRINCIPAL OFFICERS
BOARD COMMITTEES
OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table(1)
All Other Compensation—Detail
Pension Benefits Cubic Corporation Pension Plan(1)
Nonqualified Deferred Compensation(1)
Potential Payments Upon Termination
Change-in-Control Benefit Table
Independent Director Compensation Fiscal Year 2008
EQUITY COMPENSATION PLAN INFORMATION as at September 30, 2008
CERTAIN TRANSACTIONS AND RELATIONSHIPS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CONFIRMATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
CUBIC CORPORATION